UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 8, 2025, NextNRG Inc., a Delaware corporation (the “Company”), entered into an Advisory Agreement (the “Agreement”) with Buckingham Consultants, LLC and Michael Weisz (together, the “Advisor”), pursuant to which the Advisor will serve as a member of the Company’s Advisory Board and provide strategic advisory and business development services. The Agreement has an initial one-year term and will automatically renew for additional one-year periods unless terminated by either party as provided therein.

Pursuant to the Agreement, the Advisor will receive the following compensation:

●	Equity Compensation: 1,250,000 shares of the Company’s common stock under the Company’s equity plan, vesting as follows: 416,667 shares immediately upon execution, 416,666 shares on the six-month anniversary, and 416,666 shares on the 12-month anniversary of the Agreement.
●	Monthly Cash Fee: $10,000 per month, commencing on the earlier of (i) 90 days after execution of the Agreement or (ii) the completion by the Company of a capital raise of at least $25 million.
●	Performance-Based Bonus: For each qualifying project resulting from the Advisor’s efforts, the Advisor will receive (i) cash compensation equal to 1% of the net revenue from the project, payable upon receipt of the first customer payment, and (ii) additional equity awards under the Company’s equity plan equal in value to 1% of such net revenue, granted upon execution of a binding project contract and vesting upon project commencement. There is no cap on bonus compensation, and the Advisor will remain entitled to bonuses for qualifying projects initiated before termination.

The Agreement contains customary provisions regarding reimbursement of pre-approved expenses, confidentiality, indemnification, and other standard terms.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Advisory Agreement between the Company and Buckingham Consultants, LLC and Michael Weisz, dated August 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

Date August 13, 2025	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer